As filed with the Securities and Exchange Commission on November 20, 2001
                                                           REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                           PARAGON TRADE BRANDS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                       91-1554663
(State or other jurisdiction of                         (IRS Employer
incorporation or organization)                          Identification No.)

                            -------------------------

                             180 TECHNOLOGY PARKWAY
                             NORCROSS, GEORGIA 30092
                                 (678) 969-5000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)
                            -------------------------

                  PARAGON TRADE BRANDS, INC. STOCK OPTION PLAN
     PARAGON TRADE BRANDS, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)
                            -------------------------

                               WARD COUNCIL, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           PARAGON TRADE BRANDS, INC.
                             180 TECHNOLOGY PARKWAY
                             NORCROSS, GEORGIA 30092
                                 (678) 969-5000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            -------------------------

                                    COPY TO:

                             JUDITH R. THOYER, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000
                            -------------------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
                                                 Proposed Maximum      Proposed Maximum        Amount of
           Title of Each Class of                  Amount to be       Offering Price Per    Aggregate Offering     Registration
         Securities to be Registered                Registered               Share                Price                 Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share        1,366,222 shares(1)(2)        $10.65             $14,554,733            $3,639
-----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value $.01 per share           55,000 shares(2)          $31.53(3)          $1,734,150(3)            $434
-----------------------------------------------------------------------------------------------------------------------------------
Total                                          1,421,222 shares(2)                                                    $4,073
-----------------------------------------------------------------------------------------------------------------------------------

(1) Consists of shares of common stock, par value $.01 per share, of Paragon Trade Brands, Inc. with respect to which options have been granted under the Paragon Trade Brands, Inc. Stock Option Plan and the Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors at a weighted average exercise price of $10.65.
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the common stock, par value $.01 per share, of Paragon Trade Brands, Inc. as reported on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board composite tape on November 14, 2001.

================================================================================

                                EXPLANATORY NOTE

         The Section 10(a) prospectuses being delivered by Paragon Trade Brands, Inc. (the "Company") to participants in the Paragon Trade Brands, Inc. Stock Option Plan and the Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors (collectively, the "Plans") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), have been prepared in accordance with the requirements of Form S-8 and relate to shares of common stock, par value $.01 per share (the "Common Stock"), of the Company which have been reserved for issuance pursuant to the Plans. The information regarding the Plans required in the Section 10(a) prospectuses is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plans a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Not required to be filed in the Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         Not required to be filed in the Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 1-11368) are incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001;

         2. The Company's Quarterly Report on Form 10-Q for the quarterly period ended April 1, 2001 filed with the Commission on May 11, 2001;

         3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2001, filed with the Commission on August 13, 2001;

         4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001 filed with the Commission on November 9, 2001;

         5. The Company's Current Report on Form 8-K filed with the Commission on March 20, 2001 and June 20, 2001; and

         6. The description of the Common Stock set forth in the Company's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on September 1, 1992 and any amendment or report filed for the purpose of updating any such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The certificate of incorporation of the Company, as amended to date (the "Paragon Charter"), provides indemnification to the extent not prohibited by Delaware law (including as such law may be amended in the future to be more favorable to directors and officers). Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation, such as a derivative action) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"). The Paragon Charter provides that its officers and directors, and any person serving in any capacity at the request of the Company for an Other Entity shall be entitled to such indemnification; however, the Board of Directors of the Company (the "Paragon Board") may specifically grant such indemnification to other persons in respect of service to the Company or an Other Entity.

         Under Section 145 of the DGCL, depending on the nature of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person so indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of a derivative action, no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

         Section 145 further provides that to the extent that a director or officer of a corporation is successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. However, if such director or officer is not successful in the defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, he or she shall only be indemnified by the corporation as authorized in the specific case upon a determination that indemnification is proper because he or she met the applicable standard set forth above as determined by a majority of the disinterested directors, by independent legal counsel or by the stockholders.

         The Paragon Charter provides that expenses are to be advanced prior to the final disposition of a proceeding upon the receipt by the Company of an undertaking, as required by the DGCL, that the director or officer or other indemnified person will repay such advances if he or she is ultimately found not to be entitled to indemnification under the DGCL.

         The Paragon Charter permits a person entitled to indemnity to bring an action in court to obtain such indemnity and provides that, in any such action, the court will not be bound by a decision of the Paragon Board, independent counsel or stockholders that such person is not entitled to indemnification. Such person is also indemnified for any expenses incurred in connection with successfully establishing his or her right to indemnification in any such proceeding. The Paragon Charter expressly provides that the right to indemnification thereunder is a contract right and, therefore, cannot be retroactively eliminated by a later stockholder vote, and is not an exclusive right and, therefore, the Company may provide other indemnification, if appropriate.

         As permitted by Section 102(b)(7) of the DGCL, the Paragon Charter includes a provision which eliminates the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, other than liability (1) for the breach of a director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (relating to unlawful payment of a dividend and unlawful stock purchase and redemption) or (4) for any transaction from which the director derived any improper personal benefit.

         Finally, the Paragon Charter authorizes the Company, as permitted by the DGCL, to purchase directors' and officers' liability insurance. The Company carries directors' and officers' liability insurance covering losses up to specified amounts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

EXHIBITS
--------

4.1 Amended and Restated Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 26, 1999 filed with the Commission on March 27, 2000 (SEC file No. 1-11368).

4.2 Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 26, 1999 filed with the Commission on March 27, 2000 (SEC file No. 1-11368).

4.3 Paragon Trade Brands, Inc. Stock Option Plan, incorporated herein by reference to Annex A to the Company's Schedule 14A filed with the Commission on November 9, 2000 (SEC file No. 1-11368).

4.4 Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors, incorporated herein by reference to Annex B to the Company's Schedule 14A filed with the Commission on November 9, 2000 (SEC file No. 1-11368).

4.5* Form of Non-qualified Stock Option Agreement under the Paragon Trade Brands, Inc. Stock Option Plan.

4.6* Form of Non-qualified Stock Option Agreement under the Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Common Stock being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Arthur Andersen LLP.

23.3* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
*  Filed herewith.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; (ii) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 20, 2001.


                                   PARAGON TRADE BRANDS, INC.
                                   (Registrant)


                                   By:  /s/ Michael T. Riordan
                                        ---------------------------------------
                                        Michael T. Riordan
                                        Chairman, President and Chief Executive
                                        Officer


                                POWER OF ATTORNEY

         The officers and directors of Paragon Trade Brands, Inc. whose signatures appear below hereby constitute and appoint Michael T. Riordan and Ward Council, and each of them (with full power to each of them to act alone), their true and lawful attorneys-in-fact, with full powers of substitution and resubstitution, to sign and execute on behalf of the undersigned any and all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on November 20, 2001 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLES
         ---------                                      ------

/s/ Michael T. Riordan              Chairman, President and Chief Executive
-----------------------------       Officer and Director (Principal Executive
    Michael T. Riordan              Officer)

/s/ David C. Nicholson              Executive Vice President and Chief Financial
-----------------------------       Officer (Principal Financial Officer)
    David C. Nicholson

/s/ Mark J. Thomas                  Vice President and Controller (Principal
-----------------------------       Accounting Officer)
    Mark J. Thomas

/s/ David W. Cole                   Director
-----------------------------
    David W. Cole

/s/ Greg S. Feldman                 Director
-----------------------------
    Greg S. Feldman

         SIGNATURE                                      TITLES
         ---------                                      ------

/s/ David C. Mariano                Director
-----------------------------
    David C. Mariano

/s/ Thomas F. Ryan, Jr.             Director
-----------------------------
    Thomas F. Ryan, Jr.

/s/ J. Dale Sherratt                Director
-----------------------------
    J. Dale Sherratt

/s/ Carl M. Stanton                 Director
-----------------------------
    Carl M. Stanton

/s/ Thomas J. Volpe                 Director
-----------------------------
    Thomas J. Volpe

                                INDEX TO EXHIBITS
                                -----------------


         EXHIBITS
         --------

4.1 Amended and Restated Certificate of Incorporation of the Company, as currently in effect, incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-K for the fiscal year ended December 26, 1999 filed with the Commission on March 27, 2000 (SEC file No. 1-11368).

4.2 Amended and Restated By-laws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended December 26, 1999 filed with the Commission on March 27, 2000 (SEC file No. 1-11368).

4.3 Paragon Trade Brands, Inc. Stock Option Plan, incorporated herein by reference to Annex A to the Company's Schedule 14A filed with the Commission on November 9, 2000 (SEC file No. 1-11368).

4.4 Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors, incorporated herein by reference to Annex B to the Company's Schedule 14A filed with the Commission on November 9, 2000 (SEC file No. 1-11368).

4.5* Form of Non-qualified Stock Option Agreement under the Paragon Trade Brands, Inc. Stock Option Plan.

4.6* Form of Non-qualified Stock Option Agreement under the Paragon Trade Brands, Inc. Stock Option Plan for Non-Employee Directors.

5.1* Opinion of Paul, Weiss, Rifkind, Wharton & Garrison regarding the legality of the Common Stock being registered.

23.1*             Consent of Ernst & Young LLP.

23.2*             Consent of Arthur Andersen LLP.

23.3* Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

24.1*             Power of Attorney (included on signature page).

------------------------
*  Filed herewith.